Exhibit 10.1
AMENDMENT NUMBER THREE
TO THE
HENRY SCHEIN, INC.
1994 STOCK INCENTIVE PLAN
(As Amended and Restated Effective as of March 27, 2007)

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. 1994 Stock Incentive Plan (as amended and restated effective as of March 27, 2007), as amended (the “Plan”);

WHEREAS, pursuant to Section 13 of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, the Company desires to amend the Plan in certain respects; and

WHEREAS, approval by the Company’s stockholders is not required with respect to these amendments.

NOW, THEREFORE, the Plan is hereby amended effective on the date hereof, as follows:

1.	The last sentence of Section 9(a) of the Plan is hereby amended by inserting “(“Permitted Events”)” to the end of the first proviso therein.

2.	The following sentence is hereby added to the end of Section 9(a) of the Plan as follows:

“Notwithstanding any other provision of the Plan to the contrary, effective as of the date of the Company’s 2009 annual stockholders’ meeting, the Committee shall not be authorized to provide for the earlier lapsing of restrictions with respect to any Award of Restricted Stock (including an Award of Restricted Stock in the form of a Restricted Stock Unit) for any reason except as permitted with respect to the Permitted Events and 5% of the total number of Shares reserved for Awards under the Plan, in each case, as provided in the preceding sentence.”

3.	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed February 23, 2010.

                                                                                                                     HENRY SCHEIN, INC.

By:	/s/ Michael S. Ettinger
Name: Michael S. Ettinger
Title: Senior Vice President